Sub-Item 77O

Rule 10f-3 Transactions


     On February 13, 2002, Dreyfus Lifetime Portfolios, Inc.
- Dreyfus Lifetime Income Fund (the "Fund") purchased, at slightly above par value, $80,000 in General Mills, (the "Bonds"). The Bonds were purchased from Deutsche Banc Alex Brown, Inc., a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, LLC ("Mellon"), an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transactions. Deutsche Banc Alex Brown, Inc. received a spread of $1.05 per bond. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Barclays Capital
Deutsche Banc Alex Brown Inc.
Salomon Smith Barney
Banc of America Securities, LLC
Credit Suisse First Boston Corp.
JP Morgan Securities
UBS Warburg
Loop Capital Markets, LLC
Utendahl Capital Partners, LP
------------------------------------------------------------
------------------

     Accompanying this statement are materials presented to the Fund's Board of Directors, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on April 10, 2003.



Sub-Item 77O

Rule 10f-3 Transactions


     On February 13, 2002, Dreyfus Lifetime Portfolios, Inc.
- Dreyfus Lifetime Growth & Income Fund (the "Fund") purchased, at slightly above par value, $160,000 in General Mills, (the "Bonds"). The Bonds were purchased from Deutsche Banc Alex Brown, Inc., a member of the underwriting syndicate offering the Bonds, from their own account.
Mellon Financial Markets, LLC ("Mellon"), an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transactions. Deutsche Banc Alex Brown, Inc. received a spread of $1.05 per bond. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Barclays Capital
Deutsche Banc Alex Brown Inc.
Salomon Smith Barney
Banc of America Securities, LLC
Credit Suisse First Boston Corp.
JP Morgan Securities
UBS Warburg
Loop Capital Markets, LLC
Utendahl Capital Partners, LP
------------------------------------------------------------
------------------

     Accompanying this statement are materials presented to the Fund's Board of Directors, which ratified the purchases as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on April 10, 2003.